WDM CHARTERED PROFESSIONAL ACCOUNTANTS

SERVICE

INTEGRITY

TRUST

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated June 03, 2020 with respect to the consolidated financial statements of Digatrade Financial Corp. for the years ended December 31, 2019, 2018, and 2017 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission.



"WDM Chartered Professional Accountants"

Vancouver, British Columbia, Canada
June 10, 2020

SUITE 420

1501WEST BROADWAY

VANCOUVER, BRITISH COLUMBIA

CANADA V6J 4Z6

TEL: (604) 428-1866

FAX: (604) 428-0513

WWW.WDMCA.COM

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